Exhibit (h)(10)
                               THIRD AMENDMENT TO
                       FUND ACCOUNTING SERVICES AGREEMENT


         This Amendment is made as of the 22nd day of September, 2006, to each Fund Accounting Services Agreement listed on Schedule A (the "Agreement") between the Funds listed thereon, on behalf of the Portfolios listed thereon (the "Funds"), and DWS Scudder Fund Accounting Corporation (formerly known as Scudder Fund Accounting Corporation) ("FUND ACCOUNTING").

         WHEREAS, on March 19, 2003, the Agreement was amended to authorize FUND ACCOUNTING to delegate to agents to assist it in performing its duties under the Agreement; and

         WHEREAS, Deutsche Investment Management Americas Inc. (the "Adviser") serves as investment adviser and administrator to the Funds pursuant to separate investment management agreements which were amended on March 19, 2003 to authorize the Adviser to delegate to agents to assist it in performing administrative duties thereunder; and

         WHEREAS, on April 1, 2003, FUND ACCOUNTING and the Adviser entered into a sub-administration and sub-accounting agreement with State Street Bank and Trust Company ("State Street") in which FUND ACCOUNTING and the Adviser delegated to State Street responsibility for performing certain duties which FUND ACCOUNTING and the Adviser otherwise were responsible for under the Agreement and the investment management agreements, respectively; and

         WHEREAS, Section 7 of the Agreement entitled "Compensation and FUND ACCOUNTING Expenses" provides that FUND ACCOUNTING shall be entitled to recover its reasonable out-of-pocket expenses, and Section 5 of each investment management agreement provides that the Adviser is not required to pay any expenses of the Fund other than those specifically allocated to the Adviser; and

          WHEREAS, the parties wish to amend Section 7 of the Agreement, as amended by the Second Amendment dated as of April 1, 2003, to provide that out-of-pocket expenses payable by the Funds under the Agreement shall include fees from State Street for manual pricing of securities in an amount up to $45,000 per annum across the DWS complex of funds.



         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. The first paragraph of Section 7 of the Agreement shall be amended to read as follows:


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


         FUND ACCOUNTING shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing by the two parties. FUND ACCOUNTING shall be entitled to recover its reasonable telephone, courier or delivery service, and all other reasonable out-of-pocket, expenses as incurred, including, without limitation, reasonable attorneys' fees and reasonable fees for pricing services. In addition to the charges of pricing vendors as shown on Schedule B to the Second Amendment to the Agreement, out-of-pocket expenses payable by the Funds under the Agreement shall include fees from State Street for manual pricing of securities in an amount up to $45,000 per annum across the DWS complex of funds.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officer as of the day and year first set forth above.


                                       EACH FUND LISTED ON SCHEDULE A

                                       By: /s/Philip J. Collora
                                           -------------------------
                                           Philip J. Collora
                                           Vice President

                                      DWS SCUDDER FUND ACCOUNTING CORPORATION

                                       By: /s/Paul Schubert
                                           -------------------------
                                           Paul Schubert
                                           President

 Accepted and agreed to:

 DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.


 By:  /s/Michael Colon
      -------------------------
      Michael Colon
      Chief Operating Officer


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

                                                           SCHEDULE A
                                                               TO
                                                     THIRD AMENDMENT TO FUND
                                                  ACCOUNTING SERVICES AGREEMENT
                                                  -----------------------------

                                                                                            Date of Fund
                                                                                        Accounting Services
                     Fund                                 Portfolio                           Agreement
                     ----                                 ---------                           ---------
DWS Blue Chip Fund                                                                          December 31, 1997

DWS Target Fund                                 DWS Target 2008 Fund                        December 31, 1997

                                                DWS Target 2010 Fund                        December 31, 1997

                                                DWS Target 2011 Fund                        December 31, 1997

                                                DWS Target 2012 Fund                        December 31, 1997

                                                DWS Target 2013 Fund                        December 31, 1997

                                                DWS Target 2014 Fund                        December 31, 1997

DWS Technology Fund                                                                         December 31, 1997

DWS Balanced Fund                                                                           December 31, 1997

DWS Value Series, Inc.                          DWS Dreman Concentrated Value Fund          December 31, 1997

                                                DWS Dreman High Return Equity Fund          December 31, 1997

                                                DWS Dreman Mid Cap Value Fund               December 31, 1997

                                                DWS Dreman Small Cap Value Fund             December 31, 1997

                                                DWS Dreman Large Cap Value Fund             December 31, 1997

DWS High Income Series                          DWS High Income Fund                        December 31, 1997


                                       3

                                                                                            Date of Fund
                                                                                        Accounting Services
                     Fund                                 Portfolio                           Agreement
                     ----                                 ---------                           ---------

DWS State Tax-Free Income Series                DWS California Tax-Free Income Fund         December 31, 1997

                                                DWS New York Tax-Free Income Fund           December 31, 1997

DWS Strategic Income Fund                                                                   December 31, 1997

DWS U.S. Government Securities Fund                                                         December 31, 1997

DWS Variable Series II                          DWS Money Market VIP                        December 31, 1997

                                                DWS Balanced VIP                            December 31, 1997

                                                DWS High Income VIP                         December 31, 1997

                                                DWS Government & Agency Securities VIP      December 31, 1997

                                                DWS International Select Equity VIP         May 1, 1998

                                                DWS Small Cap Growth VIP                    December 31, 1997

                                                DWS Large Cap Value VIP                     December 31, 1997

                                                DWS Dreman Small Cap Value VIP              December 31, 1997

                                                DWS Blue Chip VIP                           December 31, 1997

                                                DWS Strategic Income VIP                    December 31, 1997

                                                DWS Dreman High Return Equity VIP           May 1, 1998

                                                DWS Global Thematic VIP                     May 5, 1998

                                                DWS Technology VIP                          May 1, 1999


                                       4

                                                                                            Date of Fund
                                                                                        Accounting Services
                     Fund                                 Portfolio                           Agreement
                     ----                                 ---------                           ---------

                                                DWS Janus Growth and Income VIP             October 29, 1999

                                                DWS Turner Mid Cap Growth VIP               May 1, 2001

                                                DWS Davis Venture Value VIP                 May 1, 2001

                                                DWS Mid Cap Growth VIP                      May 1, 2001

                                                DWS Core Fixed Income VIP                   May 1, 2001

DWS High Income Trust                                                                       December 31, 1997

DWS Multi-Market Income Trust                                                               December 31, 1997

DWS Municipal Income Trust                                                                  December 31, 1997

DWS Strategic Income Trust                                                                  December 31, 1997

DWS Strategic Municipal Income Trust                                                        December 31, 1997

Cash Account Trust                              Money Market Portfolio                      December 31, 1997

                                                Government & Agency Securities Portfolio    December 31, 1997

                                                Tax-Exempt Portfolio                        December 31, 1997

Investors Cash Trust                            Government & Agency Securities Portfolio    December 31, 1997

                                                Treasury Portfolio                          December 31, 1997

Investors Municipal Cash Fund                   Investors Florida Municipal Cash Fund       December 31, 1997

                                                Investors Michigan Municipal Cash Fund      December 31, 1997


                                       5

                                                                                            Date of Fund
                                                                                        Accounting Services
                     Fund                                 Portfolio                           Agreement
                     ----                                 ---------                           ---------

                                                Investors New Jersey Municipal Cash Fund    December 31, 1997

                                                Investors Pennsylvania Municipal Cash Fund  December 31, 1997

                                                Tax-Exempt New York Money Market Fund       December 31, 1997

Tax-Exempt California Money                                                                 December 31, 1997
Market Fund

DWS Money Funds                                 DWS Money Market Prime Series               December 31, 1997

                                                DWS Government & Agency Money Fund          December 31, 1997

                                                DWS Tax-Exempt Money Fund                   December 31, 1997


                               AMENDED SCHEDULE B
                                       TO
                       FUND ACCOUNTING SERVICES AGREEMENT

                           QUOTE CHARGES (MONTHLY)1,2

o        Reuters/Bridge Equity Foreign Equities                        $2.00

o        Reuters/Bridge Listed Equities and OTC Equities               $2.00

o        Reuters/Bridge Fixed Income Corporate and
         Government Bonds                                              $11.00

o        JJ Kenny/S&P Municipal Bonds                                  $12.00

o        Bear Stearns Corporate and Government Bonds                   $7.00

o        CIBC World Markets Canadian Fixed Income                      $6.00

o        FRI Corporation International Fixed Income                    $8.00

o        FRI Corporation Unlisted Equities                             $8.00

o        FT Interactive Data

           1.   Corps, Gov't Convertibles and ADR                      $8.00
           2.   MBS Pools                                              $5.00
           3.   CMO'S                                                  $11.00
           4.   Municipals                                             $11.00
           5.   International Fixed Income                             $14.00


1. For billing purposes, the monthly quote charge will be based on the number of month-end holdings held in the Fund.
2. This list of vendors and charges may be amended from time to time, as price sources are changed or added.


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